SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release ("Settlement Agreement") is entered as of October 27, 2006 (the "Effective Date"), between **D. DAVY JONES** (hereinafter referred to as "Jones") in the first party, and **AMERICAN RACING CAPITAL, INC.**, a Nevada corporation (hereinafter referred to as "ARC"). Jones and ARC are collectively referred to as the "Parties."

RECITALS

WHEREAS, ARC and Jones entered into that employment contract (the "Employment Agreement"), effective as of September 8, 2006, by and between ARC and Jones; and

WHEREAS, the Parties desire to terminate the Employment Agreement and all of the obligations due and owing under the Employment Agreement and to mutually release one another from any liability arising prior to the date hereof in connection with the matters set forth herein, the Employment Agreement or the business relationship between Jones and ARC; and

WHEREAS, in connection with Section 4(B), A. Robert Koveleski, individually, and SW International, LLC, undertake to be parties to the Settlement Agreement solely with respect of Section 4(B) in consideration of the benefit received upon the execution of the Settlement Agreement by the Parties.

NOW, THEREFORE, in consideration of the promises, the performance of the covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties to this Settlement Agreement hereby represent, warrant, consent and agree as follows:

1. ADOPTION OF RECITALS. The Parties hereto adopt the above recitals as being true and correct, and the recitals are incorporated herein as material parts of this Settlement Agreement.

2. TERMINATION OF THE EMPLOYMENT AGREEMENT. The Parties hereby terminate the Employment Agreement as of the Effective Date. In connection with the termination of the Employment Agreement, the Parties hereby acknowledge and agree to the following:

A. Payment of Settlement Sum. ARC agrees to pay Jones the sum of Two Hundred Forty Thousand Dollars and 00/100 Cents ($240,000.00) minus the withholdings described in paragraph (i), below (hereinafter the "Settlement Sum"). ARC shall pay the Settlement Sum as follows: (i) an initial lump sum payment of Twenty Thousand and NO/100 Dollars ($20,000) (the "Initial Lump Sum") upon execution of the Settlement Agreement; and (ii), the remainder of the Settlement Sum, in monthly increments of Ten Thousand and NO/100 Dollar ($10,000.00) (each, a "Monthly Payment") during a period of twenty-two months to commence on November 15, 2006, and otherwise in accordance with the current normal payroll practices of ARC.

(i) The Parties acknowledge that the payments referenced in Paragraph 2(A) may represent wages, and therefore, all applicable taxes and payroll withholdings shall be made from the Settlement Sum, including amounts for federal income tax, FICA and Medicare.

(ii) The Settlement Sum paid pursuant to this Paragraph 2(A) represents the full settlement between the Parties. Jones acknowledges and agrees that no consideration, other than as set forth in this Settlement Agreement, has been or will be furnished.

(iii) In the event that ARC does not fulfill its obligations under Paragraph 2(A), ARC shall be deemed to be in default with respect to the payment of the Settlement Sum. Upon receipt of written notice (the "Default Notice") from Jones that ARC is in default under Paragraph 2(A), ARC shall have thirty (30) days from the date ARC received the Default Notice to cure the default (the "Cure Period") and remit the Monthly Payment for the period in which the default occurred. Jones and ARC may agree in writing to extend the Cure Period upon terms mutually agreeable to both parties. If the default is not cured after the expiration of the Cure Period, or during any agreed-upon extension, the remainder of the Settlement Sum as of the date of the Default Notice shall become immediately due and payable to Jones.

(iv) Within five (5) Business Days after the Effective Date, Jones shall return to ARC, at the address listed in Appendix A, all the ARC Information presently within Jones' control. Jones acknowledges that this Section 2.A(iii) is a material provision and agrees that that ARC shall be entitled to suspend payment of the Settlement Sum until Jones complies with this provision. "ARC Information" shall mean all the written, tangible, proprietary documents, of or concerning ARC or any of its subsidiaries or affiliates and their business and operations, and all files, checkbooks, letters, memoranda, reports, records, computer disks or other computer storage medium, data, models or any photographic or other tangible materials containing such information including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists.

(v) On the Effective Date and upon execution of this Settlement Agreement, the Employment Agreement shall be deemed null and void, except for Section 5(a) of the Employment Agreement.

B. Agreement Not to Commence Actions. So long as ARC is not in material default under this Settlement Agreement, Jones hereby agrees that he will not commence any lawsuits, arbitrations or other proceedings or actions against ARC in connection with the Employment Agreement of the claims released pursuant to this Settlement Agreement.

C. Agreement Not to Seek Reemployment. Jones hereby waives, releases, and gives up any and all rights or claims that Jones may have to reinstatement, employment, a consulting arrangement or any working relationship with ARC.

D. Waiver of Non-Competition Provision. The Parties hereby agree that Jones will not be subject to the provisions of Section 5(b) following the termination of the Employment Agreement.

E. Waiver of Attorneys' Fees and Costs. Other than the payments being made pursuant to Paragraph 2(A) above, the Parties agree that each will bear its own costs and fees (including all attorneys' fees, costs and expenses) incurred in any way in connection with the negotiation and execution of this Settlement Agreement. The Parties further agree that this Settlement Agreement shall not be interpreted so as to render either party as a prevailing party for purposes of any statute or otherwise.

3. TRANSFER OF SHARES. On the Effective Date, ARC shall transfer to Jones One Hundred (100) shares of common stock of FastOne, Inc., a Nevada corporation and wholly-owned subsidiary of ARC (the "FastOne Common Stock"), and One Hundred (100) shares of common stock of Davy Jones Motorsports, Inc., a Nevada corporation and wholly-owned subsidiary of ARC (the "DJM Common Stock"), to Jones in exchange of One Million Five Hundred Thousand (1,500,000) shares of common stock (which represent the number of shares adjusted post-stock split effectuated by ARC in March 2006), par value $0.001 per share, of ARC (the "ARC Common Stock"), and One Million (1,000,000) shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "ARC Preferred Stock"), represented by the original Stock Certificate No. 3, issued to D. Davy Jones. Upon the execution of the Settlement Agreement and the transfer of the shares pursuant to this Section 3, ARC shall have no rights to, interests and liabilities in the FastOne Common Stock and the DJM Common Stock, and Jones shall have no rights to, interests and liabilities in the ARC Common Stock and the ARC Preferred Stock.

4. MUTUAL RELEASES.

A. Release of ARC by Jones

1. Definitions. For purposes of this Paragraph 4(A), "Jones" means D. DAVY JONES and all persons, including, without limitation, his heirs, executors, successors, administrators, assigns, agents and attorneys claiming by and through him. For purposes of this Paragraph 4(A), "Released Parties" means one, all or a combination of the following: ARC, and all related corporations, affiliates, subsidiaries, parents, entities, successors and assigns and their past and present directors, officers, shareholders, contractors, agents, attorneys and/or employees, including A. Robert Koveleski, individually.

2. Except for the remaining provisions of the Employment Agreement and the terms of this Settlement Agreement, Jones unconditionally and irrevocably releases the Released Parties from all known or unknown claims, debts, liabilities, breaches of contract, compensation, claims for profits, claims for expenses, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, if any, that Jones presently has or could have, for any event, occurrence, or omission that has occurred prior to Jones signing this Settlement Agreement including, but not limited to, all losses, debts, liabilities, breaches, claims and causes of action based on breach of contract, accounting, misrepresentation, fraud, property damage, personal injury, disclosure of trade secrets and proprietary information, conflicts of interest,

tortious interference, breach of fiduciary duties, demands, costs, loss of services, expenses, compensation, contribution, attorneys' fees, and all compensatory, consequential, liquidated, special and punitive damages. Jones understands that this means that Jones is releasing the Released Parties, and may not bring claims against it or them under, inter alia, (1) the Employee Retirement Income Security Act ; (2) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866; (3) Sections 1981 through 1988 of Title 42 of the United States Code, as amended (42 U.S.C. §§ 1981-1988); (4) the Age Discrimination in Employment Act; (5) the Equal Pay Act; (6) the Older Workers Benefit Protection Act; (7) the Worker Adjustment Retraining and Notification Act (29 U.S.C. §§ 2101, et seq.); (8) the Immigration Reform and Control Act, as amended; (9) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973; (10) the Fair Labor Standards Act of 1938; (11) the Family and Medical Leave Act of 1993; (12) the Consolidated Omnibus Reconciliation Act; (13) the Occupational Safety and Health Act; (14) all state and local ordinances including any Nevada law, statute, regulation or ordinance prohibiting discrimination, retaliation and harassment claims; and (15) any other law prohibiting discrimination, harassment and/or retaliation based on the exercise of Jones' rights under any law providing whistleblowers protection, providing workers' compensation benefits, providing or protecting employee benefits and pension plans, regarding payment of wages or other compensation, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer's right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, concerning government contracts and compliance with same, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, or relating to salary, commission, compensation, benefits, and other matters. JONES acknowledges that ARC relied on the representations and promises in this Settlement Agreement and this release (described herein in Paragraph 4(A)) in agreeing to the Settlement Benefits (described above in Paragraphs 2 and 3). Jones understands that Jones is releasing any and all claims for events that have occurred prior to Jones' signing this Settlement Agreement that Jones may not know about as of the date he executes this Settlement Agreement.

B. Release of Jones by ARC.

1. Definitions. For purposes of this Paragraph 4(B), "Releasing Parties" means one, all or a combination of the following: ARC, and all related corporations, affiliates, subsidiaries, parents, entities, successors and assigns and their past and present directors, officers, shareholders, contractors, agents, attorneys and/or employees, including A. Robert Koveleski, individually, and SW International, LLC (and for purposes of this Paragraph 4(B), A. Robert Koveleski, individually, and SW International, LLC agree and acknowledge that the release contained in Paragraph 4(A) is good and sufficient consideration). For purposes of this Paragraph 4(B), "Jones" means D. Davy Jones and all persons, including, without limitation, his heirs, executors, successors, administrators, assigns, agents and attorneys claiming by and through him.

2. Except for the remaining provisions of the Employment Agreement and the terms of this Settlement Agreement, Releasing Parties unconditionally and irrevocably

release Jones from all known or unknown claims, debts, liabilities, breaches of contract, compensation, claims for profits, claims for expenses, demands, damages, actions, causes of action, or suits of any kind or nature whatsoever, if any, that Releasing Parties presently have or could have, for any event, occurrence, or omission that has occurred prior to Releasing Parties signing this Settlement Agreement including, but not limited to, all losses, debts, liabilities, breaches, claims and causes of action based on breach of contract, accounting, misrepresentation, fraud, property damage, personal injury, disclosure of trade secrets and proprietary information, conflicts of interest, tortious interference, breach of fiduciary duties, demands, costs, loss of services, expenses, compensation, contribution, attorneys' fees, and all compensatory, consequential, liquidated, special and punitive damages. Releasing Parties understand that this means that Releasing Parties are releasing Jones, and may not bring claims against him under, inter alia, (1) the Employee Retirement Income Security Act ; (2) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866; (3) Sections 1981 through 1988 of Title 42 of the United States Code, as amended (42 U.S.C. §§ 1981-1988); (4) the Age Discrimination in Employment Act; (5) the Equal Pay Act; (6) the Older Workers Benefit Protection Act; (7) the Worker Adjustment Retraining and Notification Act (29 U.S.C. §§ 2101, et seq.); (8) the Immigration Reform and Control Act, as amended; (9) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973; (10) the Fair Labor Standards Act of 1938; (11) the Family and Medical Leave Act of 1993; (12) the Consolidated Omnibus Reconciliation Act; (13) the Occupational Safety and Health Act; (14) all state and local ordinances including any Nevada law, statute, regulation or ordinance prohibiting discrimination, retaliation and harassment claims; and (15) any other law prohibiting discrimination, harassment and/or retaliation based on the exercise of Releasing Parties under any law providing whistleblowers protection, providing workers' compensation benefits, providing or protecting employee benefits and pension plans, regarding payment of wages or other compensation, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer's right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, concerning government contracts and compliance with same, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent misrepresentation, defamation, and similar or related claims, or relating to salary, commission, compensation, benefits, and other matters. Releasing Parties acknowledge that Jones relied on the representations and promises in this Settlement Agreement and this release (described herein in Paragraph 4(B)) in agreeing to the Settlement Benefits (described above in Paragraphs 2 or 3). Releasing Parties understand that Releasing Parties are releasing any and all claims for events that have occurred prior to Releasing Parties signing this Settlement Agreement that Releasing Parties may not know about as of the date they executes this Settlement Agreement.

5. INDEMNITY OF JONES. If Jones is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of ARC), or is threatened to be called as a witness in any proceeding, by reason of the fact that he is or was an officer or director of ARC, or by reason of anything done or not done by him in any such capacity, or if Jones is a person who was or is a party or is threatened to be made a party to any proceeding by or in the right of ARC, by reason of the fact that he is or was an officer or director of ARC, or by reason of anything done or not done by him in any such capacity, then Jones is entitled to seek indemnities

from ARC pursuant to the applicable Nevada law, provided Jones (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of ARC and its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

6. ACKNOWLEDGEMENT OF CONSIDERATION. The Parties hereto each acknowledge and agree that the provisions of Sections 2, 3 and 4, and mutual covenants and promises that are set forth in this Settlement Agreement are being exchanged for each Party's execution of this Settlement Agreement, and that, but for the agreements made hereunder, they have no entitlement to the consideration exchanged pursuant to this Settlement Agreement.

7. KNOWING AND VOLUNTARY WAIVER. The Parties hereto each acknowledge and agree that that the waiver of each Party's claims is knowing and voluntary and that this waiver is a part of this Settlement Agreement, which has been written in a manner calculated to be, and which is, understood by each of the Parties.

8. NON-ADMISSION. Nothing in this Settlement Agreement is to be construed as an admission of wrongdoing or of any liability by ARC or by Jones. The Parties acknowledge and agree that this Settlement Agreement represents a settlement and compromise reached between them. The execution of this Settlement Agreement shall not be deemed, construed or interpreted, in any way, to be an admission by either party regarding liability, damages or the validity of any claim or defense, which the other may assert.

9. COOPERATION. The Parties agree to execute and deliver any and all documents that may be necessary to effectuate the terms agreed to herein.

10. COVENANT NOT TO SUE. Except insofar as a party's rights are concerned in connection with a breach or default of this Settlement Agreement by the other party, each party agrees that it will forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action or other proceeding against the other parties based on, arising out of, or in connection with any claim, debt, liability, demand, obligation, cost, expense, action, or cause of action that is released and discharged by reason of this Settlement Agreement. Without limitation and notwithstanding any other provisions hereof, subject to Section 5, each party's rights and remedies in connection herewith shall be limited solely to the right to recover damages, if any, in an action at law. No party shall be entitled to, and each party hereby absolutely, irrevocably and unconditionally waives and agrees not to seek or assert any form of equitable or injunctive relief including, but not limited to, any temporary, preliminary or permanent injunction with respect to, or other right to impair or interfere with, the rights or exercise thereof granted to or retained by a party hereunder, as the case may be, except as otherwise provided in Section 5,.

11. PLAIN MEANING AND HEADERS. This Settlement Agreement shall be interpreted in accordance with the plain meaning of its terms and not for or against the drafter's rights hereunder. The headers describing the contents of the provisions are simply for identification purposes and shall not be construed as a substantive part of the provision.

12. AGREEMENT THE PRODUCT OF NEGOTIATION. This Settlement Agreement is the product of negotiation between the Parties to this Settlement Agreement. In the event of a dispute concerning the interpretation of this Settlement Agreement or of any of its terms or provisions, the Settlement Agreement shall be deemed to have been drafted jointly by the Parties, and shall not be more strictly construed against any Party.

13. WAIVER. No waiver of a breach of any provision of this Settlement Agreement shall constitute a waiver of a breach of any other provision of this Settlement Agreement or of a prior or subsequent breach of the same provision. No extension of time of performance of an act or obligation under this Settlement Agreement shall constitute an extension of time of performance of any other act or obligation.

14. NO ASSIGNMENT. The Parties represent and warrant that no person other than the signatories hereto had or has any interest in the matters referred to in this Settlement Agreement, that the Parties have the sole right and exclusive authority to execute this Settlement Agreement, and that the Parties have not sold, assigned, transferred, conveyed, or otherwise disposed of any claim, demand or legal right that is the subject of this Settlement Agreement.

15. GOVERNING LAW AND JURISDICTION. This Settlement Agreement shall be deemed to be made and entered into in the State of Nevada, and shall in all respects be interpreted, enforced and governed under the laws of Nevada.

16. ENTIRE AGREEMENT. This Settlement Agreement is the entire agreement between Jones and ARC relating to the subject matter of this Settlement Agreement, and fully supersedes any and all prior agreements, understandings, both written and oral, between the Parties. The Parties acknowledge that no one has made any representations or promises to them, other than those in or referred to by this Settlement Agreement, and that they are not relying on any representations or promises not set forth herein in executing this Settlement Agreement.

17. MODIFICATION OR AMENDMENT. No amendment, change or modification of this Settlement Agreement, nor waiver of any provision of this Settlement Agreement, shall be valid unless it is in writing, signed by each of the Parties or by his, her or its respective successors and/or assigns. The Parties agree not to make any claim at any time or place that this Settlement Agreement has been orally modified in any respect whatsoever.

18. SEVERABILITY. Should any provision of this Settlement Agreement be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Settlement Agreement and all other valid provisions shall survive and continue to bind the Parties; *provided however,* that the provisions set forth in this Paragraph 18 shall not be interpreted to apply to the duties, rights and obligations of the Parties set forth in Section 2, 3 and 4 of this Settlement Agreement.

19. ATTORNEY'S FEES. In the event of any action, suit, petitions, appeals or other proceeding concerning the interpretation, validity, performance or breach of any of the terms and conditions of this Settlement Agreement, the prevailing party shall recover reasonable attorney's fees, costs and expenses incurred in each and every such proceeding.

20. AUTHORITY. Each of the parties warrants and represents that each of the persons and/or entities executing this Settlement Agreement is duly empowered and authorized to do so.

21. THE OLDER WORKERS BENEFIT PROTECTION ACT AND THE RIGHT TO CONSIDER AND REVOKE.

A. Jones has up to twenty-one (21) days from the date of receipt of this Settlement Agreement to accept its terms. Jones acknowledges and agrees that he has had the opportunity to consult with his attorney about the Settlement Agreement prior to any decision on his part to execute this Settlement Agreement.

B. Jones is advised, pursuant to the Older Workers Benefit Protection Act ("OWBPA"), that by signing this Settlement Agreement he is specifically waiving any claims he might have which have accrued prior to the execution date of the Settlement Agreement under the Age Discrimination in Employment Act of 1967 ("ADEA"). Jones acknowledges, represents and agrees that this Settlement Agreement shall result in a waiver and release of any rights Jones has under the ADEA and acknowledges, represents and agrees that he understands his rights under the OWBPA, including but not limited to, his right to consider this Settlement Agreement for a period of twenty-one (21) days after his receipt of the Settlement Agreement.

C. Jones, by releasing any such claims under the ADEA, in addition to the other claims set forth in this Settlement Agreement, acknowledges that he so release and waive these claims in exchange for the valuable consideration referred to in Sections 2, 3 and 4 above.

D. After the date of execution, Jones has an additional seven (7) days in which to revoke his acceptance. The Settlement Agreement shall not become effective or enforceable against ARC until it has been fully executed by Jones and returned to counsel for ARC, Attention April L. Boyer, Esq., Kirkpatrick & Lockhart Nicholson Graham LLP, Miami Center - 20th Floor, 201 South Biscayne Blvd., Miami, FL 33131-2399, 305.539.3300 (telephone), 305.358.7095 (fax). Furthermore, the Settlement Agreement shall not become effective or enforceable against ARC unless it remains unrevoked by Jones within the additional seven (7) day revocation period. To revoke, Jones must deliver to April L. Boyer, Esq., at the address set forth above, a written statement of revocation prior to 5:00 p.m. on the seventh day following his/her execution of this Settlement Agreement. If Jones does not revoke the Settlement Agreement, the eighth day after the date of Jones' acceptance will be the Effective Date of the Settlement Agreement. If Jones revokes his acceptance of this Settlement Agreement within the seven day period specified above, Jones shall receive none of the benefits of this Settlement Agreement, including the payment of the Settlement Sum and the payment of the Initial Lump Sum. If Jones revokes his acceptance of this Settlement Agreement within the seven days from the Effective Date, as described in Paragraph 21D, then Jones is obligated to return the Initial Lump Sum to the Company within five (5) Business Days from the date of revocation. Jones' failure to return the Initial Lump Sun within five (5) Business Days from the date of revocation constitutes a material breach and entitles the Company to suspend its obligations under this Settlement Agreement and to seek any legal rights it has to recover the Initial Lump Sum from Jones. Jones further acknowledges, represents and agrees that if he

executes the Settlement Agreement prior to the expiration of the twenty-one (21) day period, the decision to do so was his and his alone, and that as a result, he has voluntarily waived the twenty-one (21) day review period.

22. EXECUTION OF THE AGREEMENT. The Parties to this Settlement Agreement each acknowledge and agree that in deciding to execute this Settlement Agreement: (a) the Parties relied entirely on their own judgment and that of any legal counsel; (b) no facts, evidence, event or transaction currently unknown to the Parties, but which may hereinafter become known, shall affect in any way or manner the final, unconditional nature of this Settlement Agreement; (c) the execution of this Settlement Agreement is a completely knowing and voluntary act; (d) the Parties understand the terms of this Settlement Agreement; (e) the Parties have been advised to consult with legal counsel and have been provided with time to consult with legal counsel prior to the execution of this Settlement Agreement; and (f) all promises made to the Parties in connection with this Settlement Agreement or as inducement to sign same expressly are set forth in full in the other sections and paragraphs of this Settlement Agreement.

IN WITNESS WHEREOF, each of the Parties having so agreed to the terms stated herein, have set their hands the date and year below so written.

WITNESSES:

Gordon H. DePaoli
Print Name: GORDON H. DEPAOLI

Michael W. Kruse
Print Name: Michael W. Kruse

D. Davy Jones
Dated: October 27, 2006

WITNESSES:

____
Print Name:_____________________

____
Print Name:_____________________

AMERICAN RACING CAPITAL, INC.

____
Name: A. Robert Koveleski
Title: ___________________
Dated: October __, 2006

____
Name: A. Robert Koveleski, Individually with respect to Section 4(B)
Dated: October __, 2006

SW International, LLC, with respect to Section 4(B).

____
Name: A. Robert Koveleski
Title: Manager
Dated: October __, 2006

Appendix A

Address of the Company:	American Racing Capital 6860 Robbins Court San Diego, CA 92122 Telephone: (858) 442-0568 Facsimile: (858) 558-0568

IN WITNESS WHEREOF, each of the Parties having so agreed to the terms stated herein, have set their hands the date and year below so written.

WITNESSES:

Print Name: Gordon H. DePaoli

Print Name: Michael W. [illegible]

D. Davy Jones
Dated: October 27, 2006

WITNESSES:

Print Name: Carlo Mullay

Print Name: John Kaznousky

AMERICAN RACING CAPITAL, INC.

Name: A. Robert Koveleski
Title: Interim CEO
Dated: October 27, 2006

Name: A. Robert Koveleski, Individually with respect to Section 4(B)
Dated: October 27, 2006

SW International, LLC, with respect to Section 4(B).

Name: A. Robert Koveleski
Title: Manager
Dated: October 27, 2006